UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2018

Strategic Storage Trust IV, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-55928

Maryland	81-2847976
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

EXPLANATORY NOTE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Strategic Storage Trust IV, Inc., a Maryland corporation (the “Registrant”), hereby amends its Current Report on Form 8-K filed on October 10, 2018, for the purpose of filing the financial statements and pro forma financial information with respect to the Registrant’s acquisition of a portfolio of seven self storage facilities located in the state of Texas (the “Houston Portfolio”) from an unaffiliated third party in accordance with Rule 3-14 and Article 11 of Regulation S-X.

Independent Auditor’s Report

To the Board of Directors and Stockholders

Strategic Storage Trust IV, Inc.

We have audited the accompanying combined statement of revenues and certain operating expenses (the "financial statement") of the seven self storage properties located in the State of Texas (the "Houston Portfolio") for the year ended December 31, 2017, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management of the seller of the Houston Portfolio is responsible for the preparation and fair presentation of the financial statement in conformity with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and certain operating expenses as described in Note 1 to the financial statement of the Houston Portfolio for the year ended December 31, 2017 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the Houston Portfolio’s combined revenues and expenses. Our opinion is not modified with respect to that matter.

/s/ BDO USA, LLP

Costa Mesa, California

December 21, 2018

HOUSTON PORTFOLIO

COMBINED STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

Year Ended December 31, 2017 and the Nine Months Ended September 30, 2018 (Unaudited)

		Nine Months Ended
	Year Ended	September 30, 2018
	December 31, 2017	(Unaudited)
Revenues
Self storage rental revenue	$5,890,593	$4,366,428

Certain operating expenses
Property operating expenses	1,440,407	986,391
Marketing expense	173,880	122,531
Property insurance	128,089	106,179
Real estate taxes	839,665	642,941
Total certain operating expenses	2,582,041	1,858,042
Revenues in excess of certain operating expenses	$3,308,552	$2,508,386

See Notes to Combined Statements of Revenues and Certain Operating Expenses.

HOUSTON PORTFOLIO

NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

Year Ended December 31, 2017 and the Nine Months Ended September 30, 2018 (Unaudited)

Note 1 - Organization and basis of presentation

The financial statements include the combined revenues and certain operating expenses of seven self storage properties located in the State of Texas (the "Houston Portfolio"). Strategic Storage Trust IV, Inc. (the "Company") acquired six of the seven self storage properties in the Houston Portfolio on October 10, 2018 for a purchase price of approximately $51.5 million, plus closing and acquisition costs. The Company acquired the seventh self storage property in the Houston Portfolio on November 6, 2018 for a purchase price of approximately $7.0 million, plus closing and acquisition costs.

The accompanying combined financial statements were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (“SEC”) for the acquisition of real estate properties. The combined financial statements are not representative of the actual operations of the Houston Portfolio for the periods presented because certain operating expenses that may not be comparable to the expenses to be incurred in the proposed future operations of the Houston Portfolio have been excluded. Items excluded generally consist of management fees, interest and debt related costs, depreciation and intangible amortization expense and certain other allocated corporate expenses not directly related to the operations of the Houston Portfolio. Therefore, the combined financial statements may not be comparable to a statement of operations for the Houston Portfolio after its acquisition by the Company.

Note 2 - Summary of significant accounting policies

Basis of accounting

The combined financial statements have been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

The combined statement of revenues and certain operating expenses for the nine months ended September 30, 2018 is unaudited; however, management of the seller believes that all material adjustments of a normal, recurring nature considered necessary for a fair presentation of the combined interim statement of revenues and certain operating expenses have been included. The interim financial information does not necessarily represent or indicate what the operating results would be for a full year.

Revenue recognition

Self storage rental revenue is recognized when due over the lease terms, which are generally month-to-month leases.

Certain operating expenses

Certain operating expenses represent the direct expenses of operating the Houston Portfolio and consist primarily of repairs and maintenance, utilities, real estate taxes, property insurance, salaries, marketing and other operating expenses that are expected to continue in the ongoing operation of the Houston Portfolio.

Use of estimates

The preparation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America requires management of the seller of the Houston Portfolio to make certain estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could materially differ from those estimates.

Advertising and marketing

Advertising and marketing costs are charged to expense as incurred.

HOUSTON PORTFOLIO

NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

Year Ended December 31, 2017 and the Nine Months Ended September 30, 2018 (Unaudited)

Note 3 - Commitments and contingencies

The Houston Portfolio, from time to time, may be involved with lawsuits arising in the ordinary course of business. In the opinion of the management of the seller of the Houston Portfolio, any liability resulting from such litigation would not be material in relation to the Houston Portfolio's combined financial position and results of operations.

Note 4 - Subsequent events

The Company has evaluated subsequent events through December 21, 2018, the date the combined financial statements were available to be issued.

STRATEGIC STORAGE TRUST IV, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2018 has been prepared to give effect to the acquisition of the seven self storage properties in the State of Texas (the “Houston Portfolio”) from an unaffiliated third party as if the acquisitions were completed on September 30, 2018 by Strategic Storage Trust IV, Inc. (the “Company”). The first six self storage properties were acquired on October 10, 2018 and the seventh self storage property was acquired on November 6, 2018.

The information included in the “Strategic Storage Trust IV, Inc. Historical” column of the Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2018 sets forth the Company’s unaudited historical consolidated balance sheet which is derived from the Company’s consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the quarter ended September 30, 2018.

The following Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 gives effect to the acquisition of the following properties acquired in 2017 as if they were completed on January 1, 2017 by the Company:

•	Jensen Beach Property (acquired on April 11, 2017); and
•	Texas City Property (acquired on November 17, 2017).

Additionally, the following Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 also gives effect to the acquisition of the following properties acquired in 2018 as if they were completed on January 1, 2017 by the Company:

•	Riverside Property (acquired on March 27, 2018);
•	Las Vegas I Property (acquired on April 5, 2018);
•	Puyallup Property (acquired on May 22, 2018);
•	Las Vegas II Property (acquired on July 18, 2018);
•	Naples Property (acquired on August 1, 2018); and
•	Houston Portfolio (six properties acquired on October 10, 2018 and one property acquired on November 6, 2018).

Pro Forma adjustments for the Jensen Beach Property and the Texas City Property are included in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 in the “2017 Property Acquisitions” column.  Pro Forma adjustments for the Riverside Property, Las Vegas I Property, Puyallup Property, Las Vegas II Property and Naples Property are included in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 in the “2018 Property Acquisitions” column.

The information included in the “Strategic Storage Trust IV, Inc. Historical” column of the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 sets forth the Company’s historical consolidated statement of operations which is derived from the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2017.

The following Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2018, gives effect to the acquisition of the following properties as if they were completed on January 1, 2017 by the Company:

•	Riverside Property (acquired on March 27, 2018);
•	Las Vegas I Property (acquired on April 5, 2018);
•	Puyallup Property (acquired on May 22, 2018);
•	Las Vegas II Property (acquired on July 18, 2018);
•	Naples Property (acquired on August 1, 2018); and

•	Houston Portfolio (six properties acquired on October 10, 2018 and one property acquired on November 6, 2018).

Pro Forma adjustments for the Riverside Property, Las Vegas I Property, Puyallup Property, Las Vegas II Property and Naples Property are included in the Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2018 in the “2018 Property Acquisitions” column.

The information included in the “Strategic Storage Trust IV, Inc. Historical” column of the Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2018 sets forth the Company’s historical consolidated statement of operations which is derived from the Company’s unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the quarter ended September 30, 2018.

The information included in the “Houston Portfolio” column in the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2017 and the nine months ended September 30, 2018 sets forth the Houston Portfolio’s historical statement of revenues and certain operating expenses for the year ended December 31, 2017 and the nine months ended September 30, 2018, respectively, as included in the accompanying Statements of Revenues and Certain Operating Expenses in accordance with Rule 3-14 of Regulation S-X of the Securities Exchange Commission.

The following Unaudited Pro Forma Consolidated Financial Statements are based on the historical consolidated financial statements of the Company and the historical statements of operations of the acquisitions noted above.

The unaudited pro forma adjustments are based on available information and certain estimates and assumptions that the Company believes are reasonable and factually supportable. These unaudited pro forma consolidated financial statements do not purport to represent what the actual financial position or results of the Company would have been assuming such transactions had been completed as set forth above nor does it purport to represent the results of the Company for future periods.

The Unaudited Pro Forma Consolidated Financial Statements set forth below should be read in conjunction with the audited consolidated financial statements and related notes of the Company included in the SEC filings discussed above.

STRATEGIC STORAGE TRUST IV, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

September 30, 2018

	Strategic Storage Trust IV, Inc. Historical Note (1)	Houston Portfolio Acquisition Notes (2) and (3)		Strategic Storage Trust IV, Inc. Pro Forma
ASSETS
Real estate facilities:
Land	$17,541,323	$9,066,058	a	$26,607,381
Buildings	58,738,040	43,952,888	a	102,690,928
Site improvements	3,294,504	3,158,039	a	6,452,543
	79,573,867	56,176,985		135,750,852
Accumulated depreciation	(908,060)	—		(908,060)
Real estate facilities, net	78,665,807	56,176,985		134,842,792
Cash and cash equivalents	11,984,471	(9,631,271)	b	2,353,200
Restricted cash	—	106,746	e	106,746
Other assets, net	7,973,844	(977,177)	c	6,996,667
Intangible assets, net of accumulated amortization	2,380,217	2,655,786	a	5,036,003
Total assets	$101,004,339	$48,331,069		$149,335,408
LIABILITIES AND EQUITY
Secured debt, net	$16,594,621	$47,142,596	e	$63,737,217
Accounts payable and accrued liabilities	1,384,508	1,188,473	d	2,572,981
Due to affiliates	1,562,548	—		1,562,548
Distributions payable	510,698	—		510,698
Total liabilities	20,052,375	48,331,069		68,383,444
Commitments and contingencies
Redeemable common stock	1,464,069	—		1,464,069
Equity:
Strategic Storage Trust IV, Inc. equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at September 30, 2018	—	—		—
Class A Common stock, $0.001 par value; 315,000,000 shares authorized; 2,628,095 shares issued and outstanding at September 30, 2018	2,628	—		2,628
Class T Common stock, $0.001 par value; 315,000,000 shares authorized; 1,254,073 shares issued and outstanding at September 30, 2018	1,254	—		1,254
Class W Common stock, $0.001 par value; 70,000,000 shares authorized; 291,296 shares issued and outstanding at September 30, 2018	292	—		292
Additional paid-in capital	87,698,825	—		87,698,825
Distributions	(4,412,177)	—		(4,412,177)
Accumulated deficit	(3,933,974)	—		(3,933,974)
Accumulated other comprehensive loss	(21,874)	—		(21,874)
Total Strategic Storage Trust IV, Inc. equity	79,334,974	—		79,334,974
Noncontrolling interest in our Operating Partnership	152,921	—		152,921
Total equity	79,487,895	—		79,487,895
Total liabilities and equity	$101,004,339	$48,331,069		$149,335,408

See accompanying notes to the unaudited pro forma consolidated financial statements.

STRATEGIC STORAGE TRUST IV, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2017

	Strategic Storage	2017	2018	Houston
	Trust IV, Inc.	Property	Property	Portfolio	Pro Forma		Strategic Storage
	Historical	Acquisitions	Acquisitions	Acquisition	Adjustments		Trust IV, Inc.
	Note (1)	Notes (1) and (2)	Notes (1) and (2)	Note (2)	Note (4)		Pro Forma
Revenues:
Self storage rental revenue	$474,752	$753,601	$5,112,569	$5,890,593	$—		$12,231,515
Ancillary operating revenue	652	23,316	88,513	—	—		112,481
Total revenues	475,404	776,917	5,201,082	5,890,593	—		12,343,996
Operating expenses:
Property operating expenses	205,357	299,937	1,364,543	2,582,041	313,012	f	4,764,890
Property operating expenses - affiliates	81,016	—	—	—	2,076,963	g	2,157,979
General and administrative	726,028	—	—	—	—		726,028
Depreciation	138,497	—	—	—	3,438,978	h	3,577,475
Intangible amortization expense	146,372	—	—	—	3,876,272	h	4,022,644
Acquisition expense - affiliates	187,641	—	—	—	—	i	187,641
Other property acquisition expenses	237,173	—	—	—	(94,756)	i	142,417
Total operating expenses	1,722,084	299,937	1,364,543	2,582,041	9,610,469		15,579,074
Operating income (loss)	(1,246,680)	476,980	3,836,539	3,308,552	(9,610,469)		(3,235,078)
Other expense:
Interest expense	—	—	—	—	3,285,416	j	3,285,416
Interest expense – debt issuance costs	—	—	—	—	827,780	k	827,780
Net income (loss)	(1,246,680)	476,980	3,836,539	3,308,552	(13,723,665)		(7,348,274)
Net loss attributable to the noncontrolling interests in our Operating Partnership	15,925	—	—	—	35,770	l	51,695
Net income (loss) attributable to Strategic Storage Trust IV, Inc. common shareholders	$(1,230,755)	$476,980	$3,836,539	$3,308,552	$(13,687,895)		$(7,296,579)
Net loss per Class A share - basic and diluted	$(1.74)						$(2.15)
Net loss per Class T share - basic and diluted	$(1.74)						$(2.15)
Net loss per Class W share - basic and diluted	$(1.74)						$(2.15)
Weighted average Class A shares outstanding – basic and diluted	577,117						2,231,749	m
Weighted average Class T shares outstanding – basic and diluted	94,823						926,806	m
Weighted average Class W shares outstanding – basic and diluted	36,614						242,946	m

See accompanying notes to the unaudited pro forma consolidated financial statements.

STRATEGIC STORAGE TRUST IV, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2018

	Strategic Storage	2018	Houston
	Trust IV, Inc.	Property	Portfolio	Pro Forma		Strategic Storage
	Historical	Acquisitions	Acquisition	Adjustments		Trust IV, Inc.
	Note (1)	Notes (1) and (2)	Note (2)	Note (4)		Pro Forma
Revenues:
Self storage rental revenue	$2,733,203	$2,415,248	$4,366,428	$—		$9,514,879
Ancillary operating revenue	14,851	24,094	—	—		38,945
Total revenues	2,748,054	2,439,342	4,366,428	—		9,553,824
Operating expenses:
Property operating expenses	841,322	588,213	1,858,042	182,172	f	3,469,749
Property operating expenses - affiliates	439,602	—	—	1,165,657	g	1,605,259
General and administrative	1,199,057	—	—	—		1,199,057
Depreciation	784,592	—	—	1,916,060	h	2,700,652
Intangible amortization expense	846,386	—	—	1,159,730	h	2,006,116
Acquisition expense - affiliates	492,199	—	—	—	i	492,199
Other property acquisition expenses	619,890	—	—	(331,373)	i	288,517
Total operating expenses	5,223,048	588,213	1,858,042	4,092,246		11,761,549
Operating income (loss)	(2,474,994)	1,851,129	2,508,386	(4,092,246)		(2,207,725)
Other income (expense):
Interest expense	(141,539)	—	—	(2,316,078)	j	(2,457,617)
Interest expense – debt issuance costs	(248,450)	—	—	243,075	k	(5,375)
Other	153,973	—	—	—		153,973
Net income (loss)	(2,711,010)	1,851,129	2,508,386	(6,165,249)		(4,516,744)
Less: Net loss attributable to the noncontrolling interests in our Operating Partnership	7,791	—	—	16,069	l	23,860
Net income (loss) attributable to Strategic Storage Trust IV, Inc. common shareholders	$(2,703,219)	$1,851,129	$2,508,386	$(6,149,180)		$(4,492,884)
Net loss per Class A share - basic and diluted	$(0.90)					$(1.32)
Net loss per Class T share - basic and diluted	$(0.90)					$(1.32)
Net loss per Class W share - basic and diluted	$(0.90)					$(1.32)
Weighted average Class A shares outstanding - basic and diluted	1,971,170					2,231,749	m
Weighted average Class T shares outstanding - basic and diluted	821,524					926,806	m
Weighted average Class W shares outstanding - basic and diluted	200,782					242,946	m

See accompanying notes to the unaudited pro forma consolidated financial statements.

STRATEGIC STORAGE TRUST IV, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The historical column of the Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2018 was derived from the Company’s unaudited consolidated balance sheet included in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the quarter ended September 30, 2018.

The historical column of the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 was derived from the Company’s consolidated statement of operations included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2017.

The historical column of the Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2018 was derived from the Company’s unaudited consolidated statement of operations included in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the quarter ended September 30, 2018.

The 2017 and 2018 property acquisition columns in the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2017 and the nine months ended September 30, 2018 set forth the acquired properties’ incremental historical revenues and certain operating expenses for the period from January 1, 2017 through the respective acquisition’s date of acquisition.

Note 2. Acquisitions

2017 Property Acquisitions

Jensen Beach Property

On April 11, 2017, the Company closed on a self storage facility located in Jensen Beach, Florida (the “Jensen Beach Property”) for a purchase price of approximately $5.0 million, plus closing and acquisition costs, which was funded from the net proceeds of the Company’s offering.

Texas City Property

On November 17, 2017, the Company closed on a self storage facility located in Texas City, Texas (the “Texas City Property”) for a purchase price of approximately $8.0 million, plus closing and acquisition costs, which was funded from the net proceeds of the Company’s offering.

2018 Property Acquisitions

Riverside Property

On March 27, 2018, the Company closed on a self storage facility located in Riverside, California (the “Riverside Property”) for a purchase price of approximately $6.9 million, plus closing and acquisition costs, which was funded from the net proceeds of the Company’s offering.

Las Vegas I Property

On April 5, 2018, the Company closed on a self storage facility located in Las Vegas, Nevada (the “Las Vegas I Property”) for a purchase price of approximately $9.2 million, plus closing and acquisition costs, which was funded from the net proceeds of the Company’s offering.

Puyallup Property

On May 22, 2018, the Company closed on a self storage facility located in Puyallup, Washington (the “Puyallup Property”) for a purchase price of approximately $13.6 million, plus closing and acquisition costs, which was funded from the net proceeds of the Company’s offering.

Las Vegas II Property

On July 18, 2018, the Company closed on a self storage facility located in Las Vegas, Nevada (the “Las Vegas II Property”) for a purchase price of approximately $12.8 million, plus closing and acquisition costs, which was funded from the net proceeds of the Company’s offering.

Naples Property

On August 1, 2018, the Company closed on a self storage facility located in Naples, Florida (the “Naples Property”) for a purchase price of approximately $27.3 million, plus closing and acquisition costs, which was funded with net proceeds of the Company’s offering and a draw on the KeyBank Credit Facility, as defined below.

Houston Portfolio

On October 10, 2018, the Company closed on six of the seven self storage facilities in a portfolio located in the State of Texas (the “Houston Portfolio”) for a purchase price of approximately $51.5 million, plus closing and acquisition costs, which was funded with net proceeds of the Company’s offering and a draw on the KeyBank Credit Facility, as defined below. In connection with the acquisition of the property in Katy, Texas (the “Katy Property”) in the Houston Portfolio, the Katy Loan was assumed, as defined below. On November 6, 2018, the Company closed on the seventh self storage facility in the Houston Portfolio for a purchase price of approximately $7.0 million, plus closing costs and acquisition costs, which was funded with net proceeds of the Company’s offering and a draw on the KeyBank Credit Facility, as defined below.

KeyBank Credit Facility

On July 31, 2018, the Company, through certain affiliated entities (collectively, the “Borrower”), entered into a credit agreement (the “Credit Agreement”) with KeyBank and have a maximum borrowing capacity of $70 million (the “KeyBank Credit Facility”). However, certain financial requirements with respect to both the Borrower and the “Pool” of “Mortgaged Properties” (as each term is defined in the Credit Agreement) must be satisfied prior to making any drawdowns on the KeyBank Credit Facility in accordance with the Credit Agreement. In order to finance a portion of the Naples Property acquisition, the Company borrowed $17 million on the KeyBank Credit Facility. In order to finance a portion of the Houston Portfolio, the Company borrowed an additional approximately $45 million on the KeyBank Credit Facility.

The KeyBank Credit Facility is a term loan that has a maturity date of July 31, 2019, which may, in certain circumstances, be extended at the option of the Borrower until July 31, 2020.

Borrowings under the KeyBank Credit Facility bear interest at the Borrower’s option of either (x) LIBOR plus 275 basis points, or (y) or Base Rate (as defined in the Credit Agreement) plus 175 basis points.

Katy Loan

In connection with the acquisition of the Katy Property, through a special purpose entity formed to acquire and hold the Katy Property, the Company assumed an approximately $2.3 million loan from John Hancock Life Insurance Company (U.S.A) (the “Katy Loan”), which is secured by a deed of trust on the Katy Property. The Katy Loan has a fixed annual interest rate of approximately 6.4% and matures on September 1, 2031.

Note 3. Unaudited Consolidated Balance Sheet – Pro Forma Adjustments

(a)

The Company recorded the cost of tangible assets and identified intangible assets acquired based on their estimated relative fair values. The purchase price allocations reflected above are preliminary and subject to change.

(b)	Reflects the cash used to purchase the Houston Portfolio, including closing and acquisition costs.
(c)	Adjustment primarily relates to the $1.0 million earnest money deposits outstanding as of September 30, 2018 used to purchase the Houston Portfolio.
(d)	Adjustment primarily relates to accrued property taxes and prepaid customer rent assumed related to the Houston Portfolio.

(e)

The acquisition of the Houston Portfolio was funded with a combination of a draw of approximately $45 million under the KeyBank Credit Facility, assumption of the Katy Loan of approximately $2.3 million, available cash of approximately $9.6 million and $1.0 million of earnest money deposits. Reducing the secured debt adjustment is the net carrying value of debt issuance costs of approximately $0.1 million.

In connection with the Katy Loan, the Company also assumed restricted cash of approximately $0.1 million for property tax impounds and incurred debt issuance costs of approximately $50,000.

Note 4. Unaudited Consolidated Statements of Operations – Pro Forma Adjustments

In accordance with Rule 3-14 and Article 11 of Regulation S-X, the Houston Portfolio has been shown separately in the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2017 and the nine months ended September 30, 2018. Additional property acquisitions are combined pursuant to their acquisition dates in 2017 and 2018 and are also reflected in the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2017 and the nine months ended September 30, 2018.

(f)

Adjustment primarily represents adjusting property operating expenses to include the estimated change in the cost of property taxes as compared to the respective property’s historical results under the previous owner as a result of the corresponding change in the property’s assessed value.

(g)

Adjustment reflects the additional fees pursuant to the Company’s property management and advisory agreements as compared to the respective property’s historical results under the previous owner. The Company’s property manager is entitled to a monthly fee equal to the greater of $3,000 or 6% of gross revenues. In addition, the Company’s advisor is entitled to a monthly asset management fee of one-twelfth of 1% of average invested assets, as defined.

(h)

Reflects the depreciation and intangible amortization expense resulting from the acquisitions during 2017 and 2018 as if each property was acquired on January 1, 2017. Such depreciation and intangible amortization expense for the 2017 Property Acquisitions was based on final purchase price allocations totaling approximately $1.7 million to land, approximately $1.0 million to site improvements, approximately $9.6 million to building, and approximately $0.6 million to intangible assets. Such depreciation and intangible amortization expense for the 2018 Property Acquisitions (except for the Houston Portfolio) was based on final purchase price allocations totaling approximately $15.9 million to land, approximately $2.2 million to site improvements, approximately $49.0 million to building, and approximately $2.8 million to intangible assets. Such depreciation and intangible amortization expense for the Houston Portfolio was based on preliminary purchase price allocations of approximately $9.1 million to land, approximately $3.2 million to site improvements, approximately $43.9 million to building, and approximately $2.7 million to intangible assets. Depreciation expense on the purchase price allocated to buildings is recognized using the straight-line method over a 35 year life and the depreciation for the site improvements is recognized using the straight-line method over a 10 year life. Intangible amortization expense on the purchase price allocated to intangible assets is recognized using the straight-line method over the estimated respective benefit period of approximately 18 months. The purchase price allocations for the Houston Portfolio are preliminary and therefore depreciation and intangible amortization expense are preliminary and are subject to change.

(i)

Historical property acquisition expenses attributable to the 2017 Property Acquisitions, 2018 Property Acquisitions and the Houston Portfolio that did not meet the Company’s capitalization policy have been excluded from the Pro Forma Consolidated Statement of Operations because they are non-recurring costs attributable to these acquisitions. The remaining amount of other property acquisition expenses for the year ended December 31, 2017 and nine months ended September 30, 2018 represents costs associated with acquisitions that were either terminated or not yet closed.

(j)

Adjustment reflects the additional estimated interest expense at the applicable interest rate as of September 30, 2018 of approximately 5.0%, which was based on the LIBOR rate plus 275 basis points, for the KeyBank Credit Facility as if the loan draws, which were utilized to complete the Naples and Houston Portfolio acquisitions, were outstanding for the full year ended December 31, 2017 and nine months ended September 30, 2018. The KeyBank Credit Facility bears a floating annual interest rate of 2.75% plus one month LIBOR.

Adjustment also reflects the additional estimated interest expense at a rate of 6.4% for the Katy Loan as if the loan was assumed for the full year ended December 31, 2017 and nine months ended September 30, 2018. The Katy Loan bears a fixed annual interest rate of approximately 6.4%.

If the underlying floating rate on the KeyBank Credit Facility were to increase or decrease by 1/8 percent from the initial rate, the effect on income would be approximately $80,000 and $60,000, respectively, for the year ended December 31, 2017 and the nine months ended September 30, 2018.

(k)	Represents the amortization of debt issuance costs from the KeyBank Credit Facility and Katy Loan used in connection with the acquisition of the Houston Portfolio.
(l)

Noncontrolling interest is adjusted based on the additional pro forma losses and allocated based on outstanding units in the Company’s Operating Partnership as of December 31, 2017 and September 30, 2018.

(m)	Represents shares issued in order to generate cash needed to acquire pro forma properties as if completed on January 1, 2017.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage Trust IV, Inc.

Date: December 21, 2018	By:	/s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer